Exhibit 5.1

February 12, 2004

Cell Therapeutics, Inc.

501 Elliott Avenue West, Suite 400

Seattle, WA 98119

(206) 282-7100

Re:    Registration Statement on Form S-8

Dear Ladies and Gentlemen:

With reference to the Registration Statement on Form S-8 to be filed by Cell Therapeutics, Inc., a Washington corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 350,000 shares of the Company’s Common Stock issuable pursuant to the Cell Therapeutics, Inc. Novuspharma S.p.A. Stock Option Plan (the “Stock Plan”), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Stock Plan, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati